Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-151728) pertaining to the 2008 Stock Option and Incentive Plan of Celldex Therapeutics, Inc. of our report dated May 7, 2008, with respect to the consolidated financial statements Celldex Therapeutics, Inc. and Subsidiary, included in the 2008 Annual Report to Shareholders (Form 10-K) of Celldex Therapeutics, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Metro Park, New Jersey
January 13, 2010